UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2024

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 5, 2024, UWM Holdings Corporation’s direct subsidiary, UWM Holdings, LLC (“UWM Holdings”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC., as representative of the several initial purchasers named therein. Pursuant to the Purchase Agreement, UWM Holdings agreed to sell $800 million aggregate principal amount of 6.625% senior unsecured notes due 2030 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by UWM Holdings’ wholly-owned subsidiary, United Wholesale Mortgage, LLC (“United Wholesale Mortgage”), and will rank pari passu in right of payment with United Wholesale Mortgage’s existing senior unsecured notes by virtue of such guarantee. UWM Holdings expects the closing of the Notes to occur on December 10, 2024.

UWM Holdings intends to use the net proceeds to pay down outstanding amounts on United Wholesale Mortgage’s MSR facilities and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with UWM Holdings and its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events.

On December 5, 2024, UWM Holdings Corporation issued a press release announcing UWM Holdings’ intention to offer $500 million aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.1.

On December 5, 2024, UWM Holdings Corporation issued a press release announcing the pricing of UWM Holdings’ upsized offering of $800 million aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.25	Purchase Agreement, dated December 5, 2024, among UWM Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed on Schedule A thereto.

99.1	Press release issued by UWM Holdings Corporation on December 5, 2024.

99.2	Press release issued by UWM Holdings Corporation on December 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2024

UWM HOLDINGS CORPORATION

By:	/s/ Andrew Hubacker
Name:	Andrew Hubacker
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer